UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2008

Commission File Number 2-39621

United Fire & Casualty Company

(Exact name of registrant as specified in its charter)

Iowa	42-0644327
(State of Incorporation)	(IRS Employer Identification No.)

118 Second Avenue, S.E., Cedar Rapids, Iowa 52407

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (319) 399-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

At the annual meeting of shareholders of United Fire & Casualty Company held on May 21, 2008, the shareholders approved an amendment and restatement of the United Fire & Casualty Company Nonqualified Employee Stock Option Plan, now known as the United Fire & Casualty Company 2008 Stock Plan (the “Plan”).

The Plan was amended to: (i) increase the shares available for issuance under the Plan by 900,000 shares of the company’s common stock; (ii) provide for stock awards, stock appreciation rights, and incentive stock options, as defined in Section 422 of the Internal Revenue Code, in addition to non-statutory options that were previously provided for in the Plan; and (iii) provide that the Plan will continue in effect until action by the Board of Directors or by operation of law.

A copy of the Plan is filed as Exhibit 99.1 to this report.

From time to time, the Compensation Committee or the Board of Directors will grant awards under the Plan to various employees, including named executive officers, as such term is defined in Item 402(a)(3) of Regulation S-K. These awards may be in the form of stock awards, non-statutory stock option agreements, incentive stock option agreements, and stock appreciation rights awards. The forms of stock awards, non-statutory stock option agreements, and incentive stock option agreements are attached hereto as Exhibits 99.2, 99.3, and 99.4. Although the amounts of awards will vary, each award recipient will receive substantially the same form of agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 relating to the Plan is incorporated herein by reference.

United Fire & Casualty Company’s principal executive officer, principal financial officer, and other named executive officers are eligible to participate in the Plan.

At the annual meeting of the Board of Directors held on May 21, 2008, the Board issued the following options and restricted stock awards under the Plan to the Company’s named executive officers:

	Options (1) (#)	Restricted Stock Awards (2) (#)	Dollar Value ($)
Randy A. Ramlo	14,340	3,919	265,140
Dianne M. Lyons	7,872	2,151	145,560
Michael T. Wilkins	8,463	2,313	156,480
Barrie W. Ernst	7,114	1,944	131,530

(1)	Options will vest 20 percent on the next five anniversaries of the grant date, beginning on the first anniversary of the grant date, if the awardee is employed on those dates.
(2)	Restricted shares will vest 100 percent on the fifth anniversary of the grant date if the awardee is employed on that date.

Also on May 21, 2008, the Board appointed certain other officers of the Company. A copy of the press release announcing these appointments is attached as Exhibit 99.5.

Item 8.01. Other Events

At the annual meeting of shareholders of United Fire & Casualty Company held on May 21, 2008, the shareholders approved (i) the amendment of Section 4 of Article V, (ii) the amendment of Section 9 of Article VII, and (iii) the addition of Section 10 and Section 11 to Article VII of the Company’s Articles of Incorporation. The Company is not required to report the amendments pursuant to Item 5.03 because it does not have a class of equity securities registered under Section 12 of the Exchange Act.

The amendment to Section 4 of Article V increases from 50 to 60 the maximum number of days the stock transfer books may be closed in order to make a determination of shareholders for any purpose, including determining those shareholders entitled to notice of, or to vote at, any meeting of shareholders, or any adjournment thereof, or those shareholders entitled to receive payment of any dividends.

The amendment to Section 9 of Article VII and the addition of Section 10 and Section 11 to Article VII provide for limitation of director liability and indemnification of directors to the fullest extent allowable under Iowa law.

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The full text of the amendments is attached as Exhibit 99.6, with additions indicated by underlining and deletions indicated by strikeout

Item 9.01.  Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

The following exhibits are furnished herewith.

Exhibit
99.1	United Fire & Casualty Company 2008 Stock Plan
99.2	Form of Stock Award
99.3	Form of Non-statutory Stock Option Agreement
99.4	Form of Incentive Stock Option Agreement
99.5	Press Release, dated May 22, 2008, announcing the appointment of certain officers of the Company.
99.6	Full text of amendments to the United Fire & Casualty Articles of Incorporation

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Fire & Casualty Company
(Registrant)

May 21, 2008
(Date)

/s/ Randy A. Ramlo
Randy A. Ramlo, President and Chief Executive Officer

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